                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.1

Schedule II - Valuation and Qualifying Accounts

                                                     ACQUISITION    ADDITIONS   DEDUCTIONS
                                         BEGINNING       OF        CHARGED TO   CHARGED TO     ENDING
                                          BALANCE      BUSINESS      INCOME       RESERVE      BALANCE
                                        ----------   -----------   ----------   ----------   ----------
Accounts receivable allowances - 2006   $1,340,000           --    $2,729,000   $2,936,000   $1,133,000
Accounts receivable allowances - 2005   $1,283,000     $260,000    $1,892,000   $2,095,000   $1,340,000
Accounts receivable allowances - 2004   $1,341,000           --    $2,040,000   $2,098,000   $1,283,000

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RENAISSANCE LEARNING, INC. AND SUBSIDIARIES:

We have audited the consolidated financial statements of Renaissance Learning, Inc. and subsidiaries (the "Company") as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, and have issued our reports, which included explanatory paragraphs related to the Company's adoption of Statement of Financial Accounting Standard No. 123R, Accounting for Stock Based Compensation and the restatement discussed in Note 19, thereon dated February 23, 2007 (August 7, 2007 as to the effects of the restatement discussed in Note 19); such reports are included elsewhere in this Form 10-K/A. Our audits also included the consolidated financial statement schedule of the Company listed in Item 15. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 23, 2007